UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2017

GREENWAY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

000-55030

(Commission File Number)

90-0893594

(IRS Employer Identification No.)

8851 Camp Bowie West Boulevard, Suite 240

Fort Worth, Texas 761116

(Address of principal executive offices)

(817) 346-6900

(Registrant’s telephone number, including area code)

 UMED Holdings, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendment to Articles of Incorporation or Bylaws.

The Company, formerly known as UMED Holdings, Inc. (with shareholder approval) filed Amended Articles of Incorporation with the Texas Secretary of State on June 23, 2017 to change its name to Greenway Technologies, Inc. Application has been made with FINRA to change its ticker symbol, which will be reported as soon as it is received.

June 29, 2017

s/ D. Patrick Six

D. Patrick Six

President

Greenway Technologies, Inc.